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                                  EXHIBIT 8.

                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP
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[Letterhead of Sutherland Asbill & Brennan LLP]


                               December 20, 1999


PFL Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

               Re:  Legacy Builder Plus Policy

Gentleman:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Form S-6 registration statement for Legacy Builder Variable Life Separate Account (File No. 333-86231) (Legacy Builder Plus policy). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP


                                   By: /s/ Frederick R. Bellamy, Esq
                                       -----------------------------
                                           Frederick R. Bellamy, Esq